SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 15, 2005

CANYON RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747

State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14142 Denver West Parkway, Suite 250 Golden, Colorado	80401

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 278-8464

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibits
News Release
Form of Subscription Agreement
Form of Warrant

Item 1.01 Entry Into a Material Definitive Agreement.

Canyon Resources Corporation (the “Company”) has announced, via press release attached hereto as exhibit 99.1, the entry into definitive subscription agreements, the form of which are attached hereto as exhibit 99.2 (“Form of Subscription Agreement”), regarding the sale of up to $3,823,417 of securities registered on the Company’s registration statement filed on Form S-3 with the U.S. Securities and Exchange Commission, Commission File No. 112302. In this sale of securities, the Company has sold 5,302,932 shares of our common stock and 2,651,466 warrants to purchase our common stock, which warrants are subject to certain terms and conditions as more fully described in exhibit 99.3 (“Form of Warrant”).

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Canyon Resources Corporation news release PR05-05 dated March 15, 2005.

99.2	Form of Subscription Agreement.

99.3	Form of Warrant.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the speculative nature of mineral exploration, commodity prices, production and reserve estimates, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

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SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANYON RESOURCES CORPORATION

Date: March 15, 2005	By:	/s/ Gary Huber

Gary Huber, Principal Financial and Accounting Officer

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Exhibits

99.1	Canyon Resources Corporation news release PR05-05 dated March 15, 2005.

99.2	Form of Subscription Agreement.

99.3	Form of Warrant.

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